FOR IMMEDIATE RELEASE

Infrastructure Materials Corp. Enters Into Standby Support Agreement

March 26, 2015 – Reno, Nevada - Infrastructure Materials Corp. (“Infrastructure” or the “Company”) (TSXV – IFM; OTC-Pink – IFAM) is pleased to announce that it has entered into a Standby Support Agreement (the “Agreement”), in which the lender agrees to consider advancing loans to the Company to be used for working capital by the Company as the Company requests funding during the two-year term of the Agreement. The Agreement does not obligate the lender to fund such requests. Each loan will be unsecured, bearing interest at 4% per annum and is payable on demand. The lender is a private corporation controlled by a director of the Company, who disclosed his conflict of interest to the Company’s Board of Directors and abstained from voting in connection with this matter.

Infrastructure Materials Corp. is a Reno, Nevada based exploration stage company that is directing its efforts to the exploration and development, if warranted, of precious metal properties located in Nevada and cement grade limestone deposits in strategic locations in the United States.

For further information please see our public filings at www.sedar.com and www.sec.gov/edgar.shtml or contact:

Mason Douglas, President and CEO
Phone: 866-448-1073
Email: info@infrastructurematerialscorp.com
or visit our website at
www.infrastructurematerialscorp.com or
www.cementforthefuture.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

FORWARD-LOOKING STATEMENTS: This press release contains certain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements are frequently characterized by words such as “plan,” “expect,” “project,” “intend,” ”believe,” “anticipate,” “estimate” and other similar words or statements to the effect that certain events or conditions “may”, "have" or "will" occur. This press release also contains statements based upon historical records pertaining to our mineral claims that have not been verified by the Company. The term, “resource” is not a term that is recognized by SEC guidelines and does not rise to the level of certainty required by SEC guidelines. Forward-looking statements or references to historical records are based on the material in our possession, opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those stated or projected in this press release. The Company undertakes no obligation to update forward-looking statements or historical information unless specifically required by law. The reader is cautioned not to place undue reliance on forward-looking statements.